                                                                     EXHIBIT (B)


                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                        Series 1993-2 Monthly Statement
                      Class A Certificate CUSIP #25466KAE9
                      Class B Certificate CUSIP #25466KAF6


Trust Distribution Date:                                   Due Period Ending:
  November 15, 1996                                         October 31, 1996

Pursuant to the Series Supplement dated as of December 1, 1993 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and First Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1. Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)

         Series  1993-2                                Total            Interest         Principal
         Class A          30 days at 5.400000000%      $4.500000000     $4.500000000     $0.000000000

         Class B          30 days at 5.750000000%      $4.791666667     $4.791666667     $0.000000000

2.       Principal Receivables at the end of the Due Period

    (a) Aggregate Investor Interest                                             $12,275,796,676.00
        Seller Interest                                                          $2,172,873,943.47

        Total Master Trust                                                      $14,448,670,619.47


    (b) Group One Investor Interest                                             $10,175,796,676.00

    (c) Group Two Investor Interest                                              $2,100,000,000.00

    (d) Series 1993-2 Investor Interest                                            $833,334,000.00

    (e) Class A Investor Interest                                                  $800,000,000.00

        Class B Investor Interest                                                   $33,334,000.00

3.      Allocation of Receivables Collected During the Due Period

                                            Finance Charge                 Principal             Yield
                                              Collections                 Collections          Collections
    (a) Allocation of Collections between Investor and Seller

        Aggregate Investor Allocation       $189,015,439.27           $1,602,331,456.61             $0.00

        Seller                               $40,790,565.91             $345,791,894.89             $0.00

    (b) Group One Allocation                $161,277,854.44           $1,367,192,968.08             $0.00

    (c) Group Two Allocation                 $27,737,584.83             $235,138,488.53             $0.00

    (d) Series 1993-2 Allocations            $13,213,845.29             $112,017,092.71             $0.00

    (e) Class A Allocations                  $12,685,291.48             $107,536,409.00             $0.00

        Class B Allocations                     $528,553.81               $4,480,683.71             $0.00

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")

                        Deposits into the SPFAs
                                             This Due          Total        DepositDeficit     Investment
                                              Period          Deposits          Amount           Income
     Series 1993-2                            $0.00            $0.00             0.00            $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments

                                                                                   Total Payments
                                               Amount Paid      Deficit Amount       Through This
                                             This Due Period   This Due Period        Due Period
     Series 1993-2                                $0.00             $0.00               $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")

                                           Deposits Into the
                                              SIFAs This
                                              DuePeriod                SIFA Balance
     Series 1993-2                           $3,759,725.42                $0.00

7.   Pool Factors

                                                                     This Due Period
     Class A                                                           1.00000000

     Class B                                                           1.00000000

8.   Investor Charged-Off Amount

                                                                           Cumulative
                                                                            Investor
                                                                           Charged-Off
                                              This Due Period                Amount
     (a) Group One                            $52,947,185.20                 $0.00

     (b) Group Two                             $9,106,191.58                 $0.00

     (c) Series 1993-2                         $4,338,078.01                 $0.00

     (d) Class A                               $4,164,554.89                 $0.00

         Class B                                 $173,523.12                 $0.00

9.   Investor Losses This Due Period

                                                                         Per $1,000 of
                                                                       Original Invested
                                                  Total                    Principal
     (a) Group One                                $0.00                      $0.00

     (b) Group Two                                $0.00                      $0.00

     (c) Series 1993-2                            $0.00                      $0.00

     (d) Class A                                  $0.00                      $0.00

         Class B                                  $0.00                      $0.00

10.   Reimbursement of Investor Losses This Due Period

                                                                                                        Per $1,000 of
                                                                                                     Original Invested
                                                                                          Total          Principal
         (a) Group One                                                                    $0.00             $0.00

         (b) Group Two                                                                    $0.00             $0.00

         (c) Series 1993-2                                                                $0.00             $0.00

         (d) Class A                                                                      $0.00             $0.00

             Class B                                                                      $0.00             $0.00


11.   Aggregate Amount of Unreimbursed Investor Losses

                                                                                                       Per $1,000 of
                                                                                                     Original Invested
                                                                                          Total          Principal
         (a) Group One                                                                    $0.00             $0.00

         (b) Group Two                                                                    $0.00             $0.00

         (c) Series 1993-2                                                                $0.00             $0.00

         (d) Class A                                                                      $0.00             $0.00

             Class B                                                                      $0.00             $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period

         (a) Group One                                                                             $16,959,661.13

         (b) Group Two                                                                              $2,916,666.67

         (c) Series 1993-2                                                                          $1,388,890.00

         (d) Class A                                                                                $1,333,333.33

             Class B                                                                                   $55,556.67

13.  Class Available Subordinated Amount at the end of the Due Period

                                                                                                       As a Percentage
                                                                                                         of Class A
                                                                                  Total                Invested Amount
         Series 1993-2 Class B                                                   $50,000,040.00            6.2500%

14.      Total Available Credit Enhancement Amounts

                                                                                  Shared Amount    Class B Amount
         Maximum Amount                                                          $20,833,350.00     $8,333,340.00

         Available Amount                                                        $20,833,350.00     $8,333,340.00

         Amount of Drawings on Credit Enhancement
            for this Due Period                                                           $0.00             $0.00

15.      Delinquency Summary

         End of Due Period Master Trust Receivables Outstanding
$14,686,108,154.34

                                  Delinquent Amount         Percentage of Ending
         Payment Status           Ending Balance            Receivables Outstanding
         30-59 days               $436,755,664.27                   2.97%

         60-179 days              $647,052,142.22                   4.41%


                                     FIRST BANK NATIONAL ASSOCIATION
                                     as Trustee


                                   BY: ____________________________
                                            Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1993-2 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

         The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of December 1, 1993 (the "Series Supplement") by and between Greenwood and First Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1993-2 Master Trust Certificates for the Distribution Date occurring on November 15, 1996:


1.   Greenwood is Master Servicer under the Pooling and Servicing Agreement.

2.   The undersigned is a Servicing Officer of Greenwood as Master Servicer.

3.   The aggregate amount of Collections processed during the related Due
     Period is equal to                                                               $2,177,929,356.63

4.   The aggregate amount of Class A Principal Collections processed during
     the related Due Period is equal to                                                 $107,536,409.00

5.   The aggregate amount of Class A Finance Charge Collections processed
     during the related Due Period is equal to                                           $12,685,291.48

6a.  The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                           $0.00

6b.  The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                             $0.00

7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                                   $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                             $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                               $0.00

8.   The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                         $3,600,000.00

 9.  The aggregate amount of Class B Principal Collections processed during
     the related Due Period is equal to                                                   $4,480,683.71

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                                              $528,553.81

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                           $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                             $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall                                   $0.00
          is equal to

     (b)  with respect to the Class B Cumulative Investor Charged-Off                             $0.00
          Amount is equal to

     (c)  with respect to the Class B Investor Interest is equal to                               $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                           $159,725.42

14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

         IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of November, 1996.



                               GREENWOOD TRUST COMPANY
                                    as Master Servicer

                               By:_________________________
                               Vice President, Director of Accounting,
                               and Treasurer